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                                  EXHIBIT 11.1

Computation of average number of shares outstanding in accordance with Securities and Exchange Commission Act of 1934, Release No. 9083

                                   OCTOBER 31,
                                -----------------------------------------------
                                     1997           1996            1995
                                -----------------------------------------------

PRIMARY:

Weighted average number of
voting and non-voting common
shares outstanding                  18,659,050      18,863,046      18,422,866

Assumed exercise of certain
non-voting stock options based
on average market value and
shares reserved for issuance
under employee stock purchase          689,826         290,406         154,208
plan
                                ===============================================

Weighted average number of
shares used in primary per
share computations                  19,348,876      19,153,452      18,577,074
                                ===============================================

FULLY DILUTED:

Weighted average number of
voting and non-voting common
shares outstanding                  18,659,050      18,863,046      18,422,866

Assumed exercise of certain
non-voting stock options
based on higher of average
or closing market value and
shares reserved for issuance           938,456         740,920         645,548
under employee stock purchase
plan
                                ===============================================

Weighted average number of
shares used in fully diluted
per share computations              19,597,506      19,603,966      19,068,414
                                ===============================================